UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2016

Five Oaks Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

540 Madison Av., 19th Floor
 New York, New York, 10022

(Address and zip code of principal executive offices)

(212) 257-5073
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On January 12, 2016, the Federal Housing Finance Agency (FHFA) adopted a final rule (the “FHFA Final Rule”) revising its regulations governing Federal Home Loan Bank (FHLB) membership. The FHFA Final Rule requires FHLB-Indianapolis, the bank that admitted Five Oaks Investment Corp.’s (the “Company”) wholly owned “captive” insurance company, Five Oaks Insurance LLC (“FOI”), as a member on February 24, 2015, to wind down and settle its transactions with FOI, as well as to terminate the membership of FOI in FHLB-Indianapolis no later than one year after the effective date of the FHFA Final Rule.

FOI currently has $49,697,000 of advances from FHLB-Indianapolis, collateralized solely by Agency securities. Such amount represented 8.8% of the Company’s total financings as of January 12, 2016. FOI’s capital stock investment in FHLB-Indianapolis that will be paid to FOI upon the redemption of its membership interest is $2,403,000.

The information disclosed under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Oaks Investment Corp.

January 14, 2016	By:	/s/ David Oston
David Oston
Chief Financial Officer, Secretary and Treasurer